Registration Statement No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

             ------------------------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

           INDIANA                                             35-1544218
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             200 East Jackson Street
                              Muncie, Indiana 47305
                    (Address of Principal Executive Offices)

                           FIRST MERCHANTS CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

             ------------------------------------------------------

Larry R. Helms                                       With a copy to:
Senior Vice President                                David R. Prechtel, Esq.
First Merchants Corporation                          Bingham Summers Welsh &
200 East Jackson Street                                Spilman
Muncie, Indiana 47305                                2700 Market Tower
                                                     10 West Market Street
                                                     Indianapolis, Indiana 46204
 (Name and address of agent for service)             (317) 635-8900

                                  765-747-1530
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
Title of each class      Amount            Proposed            Proposed           Amount of
of securities            to be         maximum offering    maximum aggregate    registration
to be registered      registered(1)    price per unit(2)   offering price(2)        fee
--------------------------------------------------------------------------------------------
Common Stock,
no par value         250,000 Shares        $23.6875           $5,921,875          $1,647


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Furthermore, pursuant to Rule 16(b) of the Act, there are being registered such additional shares as may be issuable as a result of stock splits and stock dividends on, and similar capital changes to, the registered securities.

(2) The registration fee has been calculated pursuant to Rule 457(c) and (h) on the basis of $23.6875 per share, which was the last sale reported for First Merchants Corporation's common stock by the NASDAQ National Market System on June 1, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The  following  information   heretofore  filed  with  the  Securities  Exchange
Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is incorporated herein by reference:

     (a) First Merchants Corporation's (the "Registrant") Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No. 0-17071.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, and all amendment and reports filed for the purpose of updating such description, File No. 0-17071

All documents field by the Registrant or the First Merchants Corporation 1999 Employee Stock Purchase Plan ("Plan") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of those documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.


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


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEMS 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Indiana Business Corporation Law ("IBCL"), the provisions of which govern the Registrant, empowers an Indiana corporation to indemnify present and former directors, officers, employees, or agents or any person who may have served at the request of the corporation as a director, officer, employee, or agent of another corporation ("Eligible Persons") against liability incurred in any proceeding, civil or criminal, in which the Eligible Person is made a party by reason of being or having been in any such capacity, or arising out of his status as such, if the individual acted in good faith and reasonably believed that (a) the individual was acting in the best interests of the corporation, or
(b) if the challenged action was taken other than in the individual's official capacity as an officer, director, employee or agent, the individual's conduct was at least not opposed to the corporation's best interests, or (c) if in a criminal proceeding, either the individual had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The IBCL further empowers a corporation to pay or reimburse the reasonable expenses incurred by an Eligible Person in connection with the defense of any such claim, including counsel fees; and, unless limited by its Articles of Incorporation, the corporation is required to indemnify an Eligible Person against reasonable expenses if he is wholly successful in any such proceeding, on the merits or otherwise. Under certain circumstances, a corporation may pay or reimburse an Eligible Person for reasonable expenses prior to final disposition of the matter. Unless a corporation's articles of incorporation otherwise provide, an Eligible Person may apply for indemnification to a court which may order indemnification upon a determination that the Eligible Person is entitled to mandatory indemnification for reasonable expenses or that the Eligible Person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether his actions satisfied the appropriate standard of conduct.

Before a corporation may indemnify any Eligible Person against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the Eligible Person met the requisite standard of conduct, (2) authorize the corporation to indemnify the Eligible Person and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of uninvolved directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the Board or such a committee, or by the shareholders of the corporation.

In addition to the foregoing, the IBCL states that the indemnification it provides shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any provision of the articles of incorporation or bylaws, resolution of the board of directors or shareholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding. The IBCL also empowers an Indiana corporation to purchase

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

and maintain insurance on behalf of any Eligible Person against any liability asserted against or incurred by him in any capacity as such, or arising out of his status as such, whether or not the corporation would have had the power to indemnify him against such liability.

The Registrant's Articles of Incorporation provide that the Registrant will indemnify any person who is or was a director, officer, employee or agent of the Registrant or of any other corporation for which he is or was serving in any capacity at the request of the Registrant against all liability and expense that may be incurred in connection with or resulting from or arising out of any claim, action, suit or proceeding with respect to which such director, officer or employee is wholly successful or acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant or such other corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A director, officer, employee or agent of the Registrant is entitled to be indemnified as a matter of right with respect to those claims, actions, suits or proceedings where he has been wholly successful. In all other cases, such director, officer, employee or agent will be indemnified only if the Board of Directors of the Registrant or independent legal counsel finds that he has met the standards of conduct set forth above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following exhibits are being filed as part of this Registration Statement:

EXHIBIT NUMBER
ASSIGNED IN
REGULATION S-K              EXHIBIT
ITEM 601 ...............    NUMBER      DESCRIPTION OF EXHIBIT

(4) ....................     4.01
                                        DESCRIPTION OF THE REGISTRANT'S COMMON
                                        STOCK (INCORPORATED BY REFERENCE TO THE
                                        REGISTRANT'S REGISTRATION STATEMENT ON
                                        FORM 8-A AND ALL AMENDMENTS AND REPORTS
                                        FILED FOR THE PURPOSE OF UPDATING SUCH
                                        DESCRIPTION, FILE NO. 0-17071).

                             4.02       FIRST MERCHANTS CORPORATION 1999
                                        EMPLOYEE STOCK PURCHASE PLAN.

(5) ....................     5.01       OPINION OF BINGHAM SUMMERS WELSH &
                                        SPILMAN

(15)                                    NOT APPLICABLE

(23) ...................    23.01      CONSENT OF OLIVE, LLP, INDEPENDENT
                                       PUBLIC ACCOUNTANTS

                            23.02      CONSENT OF BINGHAM SUMMERS WELSH
                                       & SPILMAN (PROVIDED IN EXHIBIT 5.01)

(24)                        24.01      POWER OF ATTORNEY (SEE SIGNATURE PAGE)

(99)                                   NOT APPLICABLE

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (l)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That for the purpose of determining any liability under the Securities 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Muncie, State of Indiana, on June 3, 1999.

                       FIRST MERCHANTS CORPORATION


                       By: /s/  Michael L. Cox
                           -----------------------------------------------------
                           Michael L. Cox, President and Chief Executive Officer


                                POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Michael L. Cox and Larry R. Helms and each or any of them (with full power to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto those attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact and agents, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on June 3, 1999 by the following persons in the capacities indicated:


Signature                        Capacity
                                 With Registrant

/s/  Michael L. Cox              President, Chief Executive Officer and Director
--------------------------       (Principal Executive Officer)
Michael L. Cox

/s/  James L. Thrash             Senior Vice President, Chief Financial Officer
--------------------------       (Principal Financial and Accounting Officer)
James L. Thrash

/s/  Stephan S. Anderson         Chairman of the Board of Directors
--------------------------
Stephan S. Anderson

/s/  Thomas B. Clark             Director
--------------------------
Thomas B. Clark

/s/  David A. Galliher           Director
--------------------------
David A. Galliher

/s/  John E. Worthen             Director
--------------------------
John E. Worthen

/s/  Norman M. Johnson           Director
--------------------------
Norman M. Johnson

/s/  George S. Sissel            Director
--------------------------
George S. Sissel

/s/  Robert M. Smitson           Director
--------------------------
Robert M. Smitson

/s/  Frank A. Bracken            Director
--------------------------
Frank A. Bracken

/s/  Ted J. Mongtomery           Director
--------------------------
Ted J. Mongtomery

/s/  Michael D. Wickersham       Director
--------------------------
Michael D. Wickersham

     Pursuant to the requirements of the Securities Act of 1933, the Members of the Compensation and Human Resources Committee (i.e. the plan administrator) has duly caused


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


this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on June 3, 1999.


                           FIRST MERCHANTS CORPORATION
                        1999 EMPLOYEE STOCK PURCHASE PLAN


                                            By: /s/  Robert M. Smitson
                                                -----------------------------
                                                Robert M. Smitson


                                            By: /s/  Frank A. Bracken
                                                -----------------------------
                                                Frank A. Bracken


                                            By: /s/  Thomas B. Clark
                                                -----------------------------
                                                Thomas B. Clark


                                            By: /s/  Norman M. Johnson
                                                -----------------------------
                                                Norman M. Johnson


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